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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K
                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                                    APRIL 6, 1998
                                   (Date of Report)
                   Date of earliest event reported: March 24, 1998


                           BURNHAM PACIFIC PROPERTIES, INC.
                (Exact name of Registrant as specified in its charter)




                                       MARYLAND
                    (State or other jurisdiction of incorporation)


              1-9524                                        33-0204162
     (Commission File Number)                            (I.R.S. Employer
                                                        Identification No.)

      610 WEST ASH STREET
      SAN DIEGO, CALIFORNIA                                        92101
(Address of principal executive offices)                         (Zip Code)


                 Registrant's telephone number, including area code:
                                    (619) 652-4700

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ITEM 5.   OTHER EVENTS.

     Following the close of trading on the New York Stock Exchange (the "NYSE") on March 24, 1998, Burnham Pacific Properties, Inc., a Maryland corporation (the "Company"), entered into an underwriting agreement (the "Representatives' Underwriting Agreement") with Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, EVEREN Securities, Inc. and Sutro & Co. Incorporated, as representatives (the "Representatives") of the several underwriters named therein, regarding the underwritten public offering of 6,500,000 shares (the "Firm Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), and an option to purchase an additional 975,000 shares of Common Stock (the "Additional Shares" and, with the Firm Shares, the "Representatives' Shares") to cover over-allotments, which option was exercised on March 26, 1998. The Representatives' Shares were offered to the public at a price of $14 1/8 per share, the closing price of the Common Stock on the NYSE on March 24, 1998, with estimated aggregate net proceeds to the Company of approximately $100 million, after deducting underwriting discounts and commissions and other expenses. This offering was made pursuant to the Company's existing shelf Registration Statement (Registration Statement File No. 33-68712) and the Company's Prospectus Supplement dated March 24, 1998 to the Prospectus dated July 18, 1997.

     Following the close of trading on the NYSE on March 25, 1998, the Company entered into an underwriting agreement (the "EVEREN Underwriting Agreement") with EVEREN Securities, Inc. (the "Underwriter"), regarding the underwritten public offering of 965,518 shares of Common Stock (the "EVEREN Shares"). The Underwriter advised the Company that it intended to sell the EVEREN Shares to the sponsor of a newly-formed unit investment trust. The sales price for the EVEREN Shares was based upon the NYSE closing price per share of the Common Stock of $14.50 on March 25, 1998 and resulted in estimated net proceeds to the Company of approximately $13.3 million after deducting the underwriting discount and other expenses. This offering was made pursuant to the Company's existing shelf Registration Statement (Registration Statement File No. 33-68712), and the Company's Prospectus Supplement dated March 25, 1998 to the Prospectus dated July 18, 1997.

     The offerings of both the Representatives' Shares and the EVEREN Shares closed on March 30, 1998. The Company contributed the aggregate net proceeds from these offerings to Burnham Pacific Operating Partnership, L.P. (the "Partnership") in exchange for 8,415,518 limited partnership units of the Partnership. Following such contribution, the Partnership used such aggregate net proceeds to reduce outstanding indebtedness under its credit facility with Nomura Asset Capital Corporation. Copies of the Representatives' Underwriting Agreement and the EVEREN Underwriting Agreement are attached as exhibits to this Report.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 1998                     BURNHAM PACIFIC PROPERTIES, INC.


                                        By: /s/ Daniel B. Platt
                                           ---------------------------
                                           Daniel B. Platt
                                           Executive Vice President



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired:                  Not Applicable

(b)  Pro Forma Financial Information:                            Not Applicable

(c)  Exhibits

     1.1 Underwriting Agreement dated March 24, 1998 by and among Burnham Pacific Properties, Inc. and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, EVEREN Securities, Inc. and Sutro & Co. Incorporated.

     1.2 Underwriting Agreement dated March 25, 1998 by and between Burnham Pacific Properties, Inc. and EVEREN Securities, Inc.

     99   Press Release of Burnham Pacific Properties, Inc. dated March 27,
          1998.




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